Exhibit 5.1
[Letterhead of Simpson Thacher & Bartlett LLP]
December 4, 2009
Xerox Corporation
45 Glover Avenue
Norwalk, Connecticut 06850
Ladies and Gentlemen:
     We have acted as counsel to Xerox Corporation, a New York corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to debt securities of the Company and certain other securities (collectively, the “Securities”). The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and any supplements to such prospectus and pursuant to Rule 415 under the Securities Act. $1,000,000,000 aggregate principal amount of 4.250% Senior Notes due 2015 (the “2015 Notes”), $650,000,000 aggregate principal amount of 5.625% Senior Notes due 2019 (the “2019 Notes”) and $350,000,000 aggregate principal amount of 6.750% Senior Notes due 2039 (the “2039 Notes”, and together with the 2015 Notes and the 2019 Notes, the “Notes”) are being issued by the Company and are being offered and sold by the Company pursuant to the Prospectus, dated December 1, 2009, as supplemented by the Prospectus Supplement, dated December 1, 2009 (together, the “Prospectus”), filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, and an Underwriting Agreement dated December 1, 2009, with the underwriters named therein (the “Underwriting Agreement”).

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     The Notes will be issued under an Indenture, dated as of December 4, 2009 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).
     We have examined the Registration Statement, the Prospectus and the Indenture. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.
     In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.
     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, assuming the due execution, authentication, issuance and delivery of the Notes, upon payment of the consideration therefor provided for in the Underwriting Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
     Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting

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creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
     We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.
     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,
/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP